                                                               Exhibit 23.1


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Old Kent Financial Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 14, 1998 included in Old Kent Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement.


                              /s/ Arthur Andersen LLP


Chicago, Illinois
  June 15, 1998